ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Filed in the office of	Document Number 20140340931-77
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/08/2014 9:30 AM
	Entity Number E0245292014-8

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Weatherford DISC Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: The Corporation Trust Company of Nevada (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): 311 South Division Street, City: Carson City, Nevada, Zip Code: 89703
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 100 Par value per share: $ 25.00 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Name: Alejandro Cestero Street Address: 2000 St. James Place, City: Houston, State: TX, Zip Code: 77056 2) Name: Street Address: City: State: Zip Code:
5. Purpose: (optional; required only if Benefit Corporation status selected)	The purpose of the corporation shall be:
6. Benefit Corporation: (see instructions)	[ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name: Centuryica Jefferson X Centuryica Jefferson (Incorporator Signature) Address: 2000 St. James Place, City: Houston, State: TX, Zip Code: 77056
8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X Jayna Nickell (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) Date: 5/8/14

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 11-13-13

Jayna Nickell
Asst. Secretary